Filed Pursuant to Rule 424(b)(5)
Registration No.  333-159917
PROSPECTUS SUPPLEMENT
(To the Prospectus Dated August 10, 2009)

4,650,675 Shares of Common Stock and
Warrants to Purchase up to 3,488,005 Shares of Common Stock

We are offering up to 4,650,675 units, with each unit consisting of one share of our common stock and a warrant to purchase 0.75 of a share of our common stock (and we are offering the shares of common stock issuable from time to time upon exercise of the offered warrants), to institutional investors pursuant to this prospectus supplement and the accompanying prospectus.  The public offering price for each unit is $1.11.  Each warrant will have an exercise price of $1.33 per share, subject to adjustment, and will be exercisable 180 days after issuance and will expire five years from the date of issuance.  The shares of common stock and the warrants are immediately separable and will be issued separately, but will be purchased together in this offering.   There is no public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or other trading system.

Our common stock is quoted on the NYSE Amex under the symbol “NBY”.  On June 28, 2011, the last reported sale price of our common stock was $1.11 per share. As of May 3, 2011, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $43,727,036 based on 23,449,755 shares of outstanding common stock, of which approximately 19,348,246 shares are held by non-affiliates, and a per share price of $2.26 based on the closing sale price of our common stock on May 3, 2011.  As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Our business and an investment in our securities involve a high degree of risk.  See “Risk Factors” beginning on page S-4 of this prospectus supplement and the risk factors contained in our filings with the Securities and Exchange Commission which have been incorporated herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$ 1.110	$ 5,162,249
Placement agent’s fees(1)	$ 0.053	$ 247,788
Proceeds, before expenses, to us	$ 1.057	$ 4,914,461

(1)      We are also paying certain financial advisors an aggregate of $61,947, resulting in net proceeds to us after placement agent and financial advisor fees, but before expenses, of $4,852,511.  See “Plan of Distribution” for a description of the compensation payable to the placement agent and the financial advisors. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual public offering amount, placement agent and financial advisors fees and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amounts set forth above.

We have engaged Roth Capital Partners, LLC as our exclusive placement agent in connection with this offering.  The placement agent is not purchasing or selling any of the units in this offering, nor is it required to sell any specific number or dollar amount of units, but will use its commercially reasonable best efforts to arrange for the sale of the units offered.  We have agreed to pay the placement agent the placement agent fees set forth in the table above.  Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

Delivery of the securities is expected to be made on or about July 5, 2011, subject to the satisfaction of certain conditions.

Roth Capital Partners
June 29, 2011

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts.  The first part is this prospectus supplement, including the documents incorporated herein by reference, which describes the specific terms of this offering.  The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information.  We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus.  This prospectus supplement may add, update or change information contained in the accompanying prospectus.  To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectus.  We have not authorized anyone to provide you with different information.  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus.  You should not rely on any unauthorized information or representation.  This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.  You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies.  All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “NovaBay,” “we,” “our” or similar references mean NovaBay Pharmaceuticals, Inc. and its subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference.  This summary is not complete and does not contain all of the information that you should consider before investing in our securities.  You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-4, and the risk factors and the financial statements and other information contained in our filings with the Securities and Exchange Commission which have been incorporated by reference in this prospectus supplement, when making an investment decision.

NovaBay Pharmaceuticals, Inc.

We are a clinical stage biotechnology company developing a first-in-class, anti-infective platform of compounds, called the Aganocide® compounds, for the topical treatment or prevention of a wide range of infections in hospital and non-hospital environments. Many of these infections have become increasingly difficult to treat because of the rapid rise in drug resistance. We have discovered and are developing a class of non-antibiotic anti-infective compounds, which we have named Aganocide compounds. These compounds are based upon small molecules that are naturally generated by white blood cells when defending the body against invading pathogens. We believe that our Aganocide compounds could form a platform on which to create a variety of products to address differing needs in the treatment and prevention of bacterial and viral infections. In laboratory testing, our Aganocide compounds have demonstrated the ability to destroy all bacteria against which they have been tested. Furthermore, because of their mechanism of action, we believe that bacteria are unlikely to develop resistance to our Aganocide compounds.  We currently operate in one business segment.

We are developing commercial opportunities for our portfolio of anti-infectives Aganocide compounds in four distinct healthcare markets: dermatology, ophthalmology, urology and hospital infections. We believe that each of these market segments are underserved by current products.  Therefore, we believe there is a substantial market potential for improved treatments.  Our strategy is to address these market opportunities either through partnerships and collaborations or by building an internal organization to strategically market our own products when appropriate from a commercial standpoint.

Galderma Collaboration

In March 2009, we entered into a collaboration and license agreement with Galderma S.A. to develop and commercialize our Aganocide compounds, which covers acne and impetigo and potentially other major dermatological conditions.  We amended this agreement in December 2009 and 2010.  Galderma will be responsible for the development costs of the acne and impetigo product candidates except for costs incurred in Japan, although Galderma is no longer developing acne product candidates.  In Japan, Galderma has the option to request that we share such development costs.

From the inception of the agreement to March 31, 2011, we have received $13.2 million from Galderma including the technology access fee, milestone payments and R&D funding.   We have the potential to receive up to $62.0 million in predetermined fees, including milestones and personnel reimbursement, with additional funding available to cover product and clinical development.  We are entitled to royalties ranging from 10% to 30% on cumulative net sales of products once commercialized, subject to some reductions based on any development costs incurred directly by Galderma.  Upon the termination of the agreement under certain circumstances, Galderma will grant us certain technology licenses which would require us to make royalty payments to Galderma for such licenses with royalty rates in the low to mid-single digits.

Former Alcon Collaboration

In August 2006, we entered into a collaboration and license agreement with Alcon Manufacturing Ltd., or Alcon, that provided Alcon with the exclusive rights to develop, manufacture and commercialize products incorporating our Aganocide compounds for the treatment of eye, ear and sinus infections as well as for use in contact lens care. Under the terms of the agreement, Alcon paid an up-front technology access fee of $10.0 million upon the effective date of the agreement, and we also received semi-annual payments from Alcon to support on-going research and development activities.

During 2010, Alcon concluded a Phase 2 human proof of concept trial of our lead compound, NVC-422, for the treatment of adenoviral conjunctivitis, a type of “Pink Eye”.  The results of the trial were analyzed for the safety, microbiological and clinical efficacy.  The predetermined primary endpoint of sustained microbiological success of 20% greater than placebo was not met. However, encouraging and unexpected results were found in the 38% of patients infected with adenovirus serotypes commonly associated with epidemic keratoconjunctivitis, or EKC. An additional efficacy analysis of this subset suggests positive treatment effects in clinical signs, symptoms, and microbiological findings.  EKC is a highly contagious eye infection affecting both the cornea and the conjunctiva. Importantly, a positive effect was seen for sustained clearing of blurred vision in all patients treated with NVC-422 versus placebo.  We announced the trial results in May 2011.

In June 2011, we entered into a termination agreement with Alcon terminating the collaboration and license agreement.  Pursuant to the terms of the termination agreement, Alcon will pay to us payments totaling approximately $3.0 million.  The payments consist of a termination fee as well as final reimbursement for research and development and personnel costs related to the collaboration.  Alcon has no further financial obligations to us as a result of the termination of the collaboration and license agreement.  All rights under the licenses that we granted to Alcon under the collaboration and license agreement terminated and reverted back to us, including rights to NVC-422, as well as other Aganocide® compounds developed as a result of the almost five-year collaboration.  Rights returned to us include all previously licensed areas in ophthalmic, otic, and sinus applications.

Financial Status

To date, we have generated no revenue from product sales, and we have financed our operations primarily through the sale of our capital stock, and the fees received from Alcon and Galderma. As a development stage company, we have incurred significant losses since commencement of our operations in July 2002. As of March 31, 2011, we had an accumulated deficit of $30.2 million. We expect to incur net losses over the next several years as we continue our clinical and research and development activities and as we apply for patents and regulatory approvals.

Corporate Information

We were incorporated under the laws of the State of California on January 19, 2000 as NovaCal Pharmaceuticals, Inc. We had no operations until July 1, 2002, on which date we acquired all of the operating assets of NovaCal Pharmaceuticals, LLC, a California limited liability company. In February 2007, we changed our name from NovaCal Pharmaceuticals, Inc. to NovaBay Pharmaceuticals, Inc. In August 2007, we formed two subsidiaries––NovaBay Pharmaceuticals Canada, Inc., a wholly-owned subsidiary incorporated under the laws of British Columbia (Canada), which may conduct research and development in Canada, and DermaBay, Inc., a wholly-owned U.S. subsidiary, which may explore and pursue dermatological opportunities. In June 2010, we changed the state in which we are incorporated (the Reincorporation), and are now incorporated under the laws of the State of Delaware.

Our principal executive offices are located at 5980 Horton Street, Suite 550, Emeryville, California 94608, and our telephone number is (510) 899-8800. NovaBay®, NovaBay® Pharma, AgaNase®, Aganocide®, NeutroPhase® are our registered trademarks. AgaDerm™, and Going Beyond Antibiotics™  are our trademarks. All other trademarks and trade names appearing in this prospectus supplement are the property of their respective owners.

The Offering

Common stock offered by us pursuant to this prospectus supplement (excluding shares offered pursuant to exercise of offered warrants)	4,650,675 shares of common stock
Shares of common stock outstanding after this offering	28,100,430 shares of common stock
Warrants offered by us in this offering
Warrants to purchase up to 3,488,005 shares of common stock.  Each warrant will have an exercise price of $1.33 per share, subject to adjustment, and will be exercisable 180 days after issuance and will expire five years from the date of issuance.  This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Use of proceeds
We intend to use the net proceeds from the sale of the securities under this prospectus supplement for general corporate purposes, including clinical trial expenses, research and development expenses, and general and administrative expenses.  See “Use of Proceeds” on page S-8 of this prospectus supplement.

NYSE Amex symbol	NBY
Risk factors
This investment involves a high degree of risk.  See “Risk Factors” beginning on page S-4 of this prospectus supplement, and the risk factors and the financial statements and other information contained in our filings with the Securities and Exchange Commission which have been incorporated by reference in this prospectus supplement.

The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 23,449,755 shares of common stock outstanding as of March 31, 2011, and excludes, as of that date:

●   3,426,463 shares of our common stock issuable upon the exercise of outstanding stock options under our 2007 Omnibus Incentive Plan, having a weighted average exercise price of $2.18 per share;

●   914,379 shares of our common stock reserved for future issuance under our 2007 Omnibus Incentive Plan;

●   637,383 shares of our common stock issuable upon the exercise of outstanding stock options under our 2005 Stock Plan, having a weighted average exercise price of $1.13 per share;

●   887,166 shares of our common stock issuable upon the exercise of outstanding stock options under our 2002 Stock Plan, having a weighted average exercise price of $0.28 per share;

●   1,375,000 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $2.89 per share;

●   152,270 shares of our common stock issuable upon the exercise of outstanding stock options granted outside of any plan, having a weighted average exercise price of $1.17; and

●   3,488,005 shares of our common stock issuable upon the exercise of the warrants issued in this offering with an exercise price of $1.33 per share.

RISK FACTORS

Our business is subject to a number of risks, the most important of which are discussed below.  You should consider carefully the following risks in addition to the risk factors and the financial statements and other information contained in our filings with the Securities and Exchange Commission, or SEC, which have been incorporated by reference in this prospectus supplement and the accompanying prospectus, when assessing our business and the forward-looking statements made in this prospectus supplement and the accompanying prospectus.  The risks and uncertainties described below and contained in our filings with the SEC are not the only ones facing our business. Additional risks and uncertainties not presently known to us or that we currently believe are not important may also impair our business operations. If any of the risks described below or contained in our filings with the SEC actually occur, our business, financial condition or results of operations could be materially adversely affected.  In these circumstances, the market price of our common stock would likely decline, and you may lose all or part of your investment.

Risks Relating to this Offering

You will incur substantial dilution as a result of this offering.

The public offering price is substantially higher than the net tangible book value per share of our outstanding common stock.  As a result, as of March 31, 2011, investors purchasing common stock in this offering will incur substantial and immediate dilution of $0.62 per share, based on the offering price of $1.11 per unit, without attributing any value to the warrants and without giving effect to the potential exercise of the warrants.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose.  Accordingly, our management will have significant flexibility in applying the net proceeds of this offering.  You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.  It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us.  The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the warrants being sold in this offering, and we do not expect a market to develop.  In addition, we do not intend to apply to list the warrants on any securities exchange or other trading system.  Without an active market, the liquidity of the warrants will be limited.

The warrants may not have any value.

The warrants comprising part of the units being sold in this offering will not be exercisable until after 180 days from the date of issuance and will expire five years from date of issuance.  In the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.

The value of the warrants may be limited in certain circumstances.

    Subject to certain conditions, we have the right to force the exercise of one-third of the warrants offered hereby if the closing bid price of our common stock exceeds 200% of the exercise price of the warrants for a specified period of time.  If we exercise this right, holders of the affected warrants will be required to exercise those warrants prior to the expiration date.  As a result, the value of the warrants offered hereby may be limited. See “Description of Warrants – Call Provision” on page S-11.

There is no minimum offering amount required to consummate this offering.

There is no minimum offering amount which must be raised in order for us to consummate this offering.  Accordingly, the amount of money raised may be substantially less than stated on the cover page of this prospectus supplement.  Moreover, if only a small amount of money is raised, all or substantially all of the offering proceeds may be applied to cover the offering expenses and we will not otherwise benefit from the offering.  In addition, because there is no minimum offering amount required, investors will not be entitled to a return of their investment if we raise less than the maximum amount of this offering.

Risks Relating to Owning Our Common Stock

The price of our common stock may fluctuate substantially, which may result in losses to our stockholders.

The stock prices of many companies in the pharmaceutical and biotechnology industry have generally experienced wide fluctuations, which are often unrelated to the operating performance of those companies. The market price of our common stock is likely to be volatile and could fluctuate in response to, among other things:

•	the results of preclinical or clinical trials relating to our product candidates;
•	the announcement of new products by us or our competitors;
•	announcement of partnering arrangements by us or our competitors;
•	changes in our relationships with our collaborators;
•	quarterly variations in our or our competitors’ results of operations;
•	developments in patent or other technology ownership rights;
•	announcements by us related to litigation;
•	changes in our earnings estimates, investors’ perceptions, recommendations by securities analysts or our failure to achieve analysts’ earning estimates;
•	developments in our industry; and
•
general, economic and market conditions, including the recent volatility in the financial markets and decrease in consumer confidence and other factors unrelated to our operating performance or the operating performance of our competitors.

The volume of trading of our common stock may be low, leaving our common stock open to risk of high volatility.

The number of shares of our common stock being traded may be very low. Any stockholder wishing to sell his/her stock may cause a significant fluctuation in the price of our stock. In addition, low trading volume of a stock increases the possibility that, despite rules against such activity, the price of the stock may be manipulated by persons acting in their own self-interest. We may not have adequate market makers and market making activity to prevent manipulation.

 Our directors, executive officers and principal stockholders have significant voting power and may take actions that may not be in the best interests of our other stockholders.

As of June 20, 2011, our officers and directors collectively controlled approximately 4,109,761 shares of our outstanding common stock (and approximately 5,766,790 shares of our common stock when including options held by them which were exercisable as of or within 60 days from June 20, 2011). Furthermore, as of June 20, 2011, our largest stockholder, a family trust established and controlled by Dr. Ramin Najafi, our Chairman and Chief Executive Officer, beneficially owned 3,132,752 shares or 13.34 % of our outstanding common stock (and approximately 3,365,378 shares of our common stock when including options held by Dr. Najafi which were exercisable as of or within 60 days from April 30, 2011). As a result, Dr. Najafi can significantly influence the management and affairs of our company and most matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of our other stockholders.

Future sales of substantial amounts of our common stock, or the perception that such sales may occur, could affect the market price of our common stock.

In addition to this offering, subject to market conditions and other factors, we may pursue additional financings in the future, as we continue to build our business.  In future years, we will likely need to raise significant additional capital to finance our operations and the development, manufacture and marketing of other products under development and new product opportunities.  Accordingly, we may conduct substantial future offerings of equity or debt securities.  The exercise of outstanding options and warrants and future equity issuances, including future public offerings or future private placements of equity securities and any additional shares issued in connection with acquisitions, will result in dilution to investors.  In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

Up to 6,512,274 shares of our common stock are issuable upon the exercise of outstanding stock options and warrants.  Substantially all of those shares will be freely saleable upon issuance.  Pursuant to lock-up agreements entered into by certain of our officers and directors in connection with this offering, up to 5,398,420 shares held by certain of our officers and directors (including shares issuable upon exercise of outstanding stock options) may be sold at any time a price at least equal to the public offering price of the units and will become eligible for public sale on an unrestricted basis 30 days following the date of this prospectus supplement.  Sales of these shares, or the perception that such sales may occur, could cause our stock to drop significantly.

Our limited operating history may make it difficult for you to evaluate our business and to assess our future viability.

Our operations to date have been limited to organizing and staffing our company, developing our technology, researching and developing our compounds, and conducting preclinical studies and early-stage clinical trials of our compounds. We have not demonstrated the ability to succeed in achieving clinical endpoints, obtain regulatory approvals, formulate and manufacture products on a commercial scale or conduct sales and marketing activities. Consequently, any predictions you make about our future success or viability are unlikely to be as accurate as they could be if we had a longer operating history.

Our amended and restated certificate of incorporation and bylaws and Delaware law, contain provisions that could discourage a third party from making a takeover offer that is beneficial to our stockholders.

Anti-takeover provisions of our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law may have the effect of deterring or delaying attempts by our stockholders to remove or replace management, engage in proxy contests and effect changes in control. The provisions of our charter documents include:

•	a classified board so that only one of the three classes of directors on our Board of Directors is elected each year;
•	elimination of cumulative voting in the election of directors;
•	procedures for advance notification of stockholder nominations and proposals;
•	the ability of our Board of Directors to amend our bylaws without stockholder approval; and
•
the ability of our Board of Directors to issue up to 5,000,000 shares of preferred stock without stockholder approval upon the terms and conditions and with the rights, privileges and preferences as our Board of Directors may determine.

  In addition, Section 203 of the Delaware General Corporation Law provides that, subject to limited exceptions, persons that acquire, or are affiliated with a person that acquires, more than 15% of the outstanding voting stock of a Delaware corporation such as our company shall not engage in any business combination with that corporation, including by merger, consolidation or acquisitions of additional shares for a three-year period following the date on which that person or its affiliate crosses the 15% stock ownership threshold. Section 203 could operate to delay or prevent a change of control of our company.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as our Board of Directors may consider relevant. If we do not pay dividends, you will experience a return on your investment in our shares only if our stock price appreciates. We cannot assure you that you will receive a return on your investment when you do sell your shares or that you will not lose the entire amount of your investment.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements include but are not limited to statements regarding our product candidates, collaborations, market opportunities, competition, strategies, anticipated trends and challenges in our business and the markets in which we operate, and anticipated expenses and capital requirements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. We discuss some of these risks in this prospectus supplement in greater detail under the heading “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.  Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and filed as exhibits to the registration statement of which this prospectus supplement forms a part completely and with the understanding that our actual future results may be materially different from what we expect. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus supplement. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We expect the net proceeds from this offering to be up to approximately $4.7 million after deducting the placement agent and financial advisory fees, as described in “Plan of Distribution,” and other estimated offering expenses payable by us.  We may receive additional proceeds upon the cash exercise of any warrants being offered hereby.  We intend to use the net proceeds from the sale of the securities under this prospectus supplement for general corporate purposes, including clinical trial expenses, research and development expenses, and general and administrative expenses.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering.  Accordingly, we will retain broad discretion over the use of such proceeds.  Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DILUTION

Our net tangible book value as of March 31, 2011 was approximately $8.9 million, or approximately $0.38 per share of common stock.  Net tangible book value per share equals our total tangible assets, less our total liabilities, divided by the total number of shares of our common stock outstanding.  After giving effect to the sale of 4,650,675 units by us at a public offering price of $1.11 per unit (attributing no value to the warrants) and after deducting placement agent and financial advisory fees and estimated offering expenses payable by us, our as adjusted net tangible book value at March 31, 2011 would have been approximately $13.6 million, or approximately $0.49 per share.  This represents an immediate increase in net tangible book value of approximately $0.11 per share to existing stockholders and an immediate dilution in net tangible book value of approximately $0.62 per share to investors in this offering.

The following table illustrates this per share dilution:

Public offering price per unit		$ 1.11
Net tangible book value per share as of March 31, 2011	$0.38	$
Increase in net tangible book value per share attributable to this offering	$0.11
As adjusted net tangible book value per share as of March 31, 2011, after giving effect to the offering		$ 0.49
Dilution per share to new investors in the offering		$ 0.62

The above table is based on 23,449,755 shares of common stock outstanding as of March 31, 2011, and excludes, as of that date:

·	3,426,463 shares of our common stock issuable upon the exercise of outstanding stock options under our 2007 Omnibus Incentive Plan, having a weighted average exercise price of $2.18 per share;

·	914,379 shares of our common stock reserved for future issuance under our 2007 Omnibus Incentive Plan;

·	637,383 shares of our common stock issuable upon the exercise of outstanding stock options under our 2005 Stock Plan, having a weighted average exercise price of $1.13 per share;

·	887,166 shares of our common stock issuable upon the exercise of outstanding stock options under our 2002 Stock Plan, having a weighted average exercise price of $0.28 per share;

·	1,375,000 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $2.89 per share;

·	152,270 shares of our common stock issuable upon the exercise of outstanding stock options granted outside of any plan, having a weighted average exercise price of $1.17; and

·	3,488,005 shares of our common stock issuable upon the exercise of the warrants issued in this offering with an exercise price of $1.33 per share.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 65,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. A description of material terms and provisions of our certificate of incorporation and bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our certificate of incorporation and the bylaws.

Common stock

Dividend rights.    Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting rights.    Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.  Our certificate of incorporation does not provide for the right of stockholders to cumulate votes for the election of directors. Our certificate of incorporation establishes a classified board of directors, to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No preemptive or similar rights.    Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.

Right to receive liquidation distributions.    Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to holders of our common stock are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of our preferred stock.

Fully paid and nonassessable.    All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.

Outstanding Warrants

As of March 31, 2011, we had warrants outstanding to purchase an aggregate of 150,000 shares of our common stock at an exercise price of $4.00 per share and with an expiration date of April 1, 2012, and warrants outstanding to purchase an aggregate of 1,225,000 shares of our common stock at an exercise price of $2.75 per share and with an expiration date of August 21, 2014.

Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Delaware law

Certificate of incorporation and bylaws.  Our certificate of incorporation provides for the board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because holders of our common stock do not have cumulative voting rights in the election of directors, stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. Our board of directors will be able to elect a director to fill a vacancy created by the expansion of the board of directors or due to the resignation or departure of an existing board member. Our certificate of incorporation and bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders. In addition, our bylaws include a requirement for the advance notice of nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting. Our certificate of incorporation provides for the ability of the board of directors to issue, without stockholder approval, up to 5,000,000 shares of preferred stock with terms set by the board of directors, which rights could be senior to those of our common stock. Our certificate of incorporation and bylaws also provides that approval of at least 66 2/3% of the shares entitled to vote at an election of directors will be required to adopt, amend or repeal our bylaws, or repeal the provisions of our certificate of incorporation regarding the election of directors and the inability of stockholders to take action by written consent in lieu of a meeting.

 The foregoing provisions make it difficult for holders of our common stock to replace our board of directors.  In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
at or subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate or incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We do not plan to “opt out” of these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

DESCRIPTION OF WARRANTS

This summary of certain terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the warrants, the form of which will be filed as an exhibit to a current report on Form 8-K that will be incorporated by reference herein. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Form.  The warrants will be issued as individual warrant agreements to the investors.

Exercisability.  The warrants are exercisable beginning 180 days after their issuance, and at any time up to the fifth anniversary of the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a share of common stock. The holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Failure to Timely Deliver Shares.  If we fail to deliver to the investor a certificate representing shares issuable upon exercise of a warrant by the third trading day after the exercise date as required by the warrant, and if the investor purchases the shares of our common stock after that third trading day to deliver in satisfaction of a sale by the investor of the underlying warrant shares that the investor anticipated receiving from us, then, within three trading days of receipt of the investor’s request, we, at the investor’s discretion, will either (i) pay cash to the investor in an amount equal to the investor’s total purchase price (including brokerage commissions, if any) for the shares of common stock purchased less the exercise price (as described below), or the buy-in price, at which point our obligation to deliver the warrant (and to issue the underlying common stock) will terminate, or (ii) promptly honor our obligation to deliver to the investor a certificate or certificates representing the underlying common stock and pay cash to the investor in an amount equal to the excess (if any) of the buy-in price over the product of (A) the number of shares of common stock, times (B) the per share closing price of our common stock on the date of the event giving rise to our obligation to deliver the certificate.

Cashless Exercise.  In the event that a registration statement covering shares of common stock underlying the warrants, or an exemption from registration, is not available for either registration of such shares of common stock underlying the warrants or the resale of such underlying shares, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Exercise Price.  Each warrant represents the right to purchase 0.75 of a share of common stock at an exercise price equal to $1.33 per share, subject to adjustment as described below. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fundamental Transactions.  If we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property, or if we consummate certain sales or other business combinations, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such event.  In the event that the transaction is an all cash transaction, a going private transaction, or an acquisition by a company not traded in a public market, the holders of the warrants have the right, for a period of 90 days beginning on the consummation of the fundamental transaction, to have us or our successor purchase the warrant for the Black-Scholes value of the warrant, calculated as described in the warrant.

Call Provision.  In the event that the closing bid price of our stock equals or exceeds 200% of the then-current exercise price for 10 of 15 consecutive trading days during the period when the warrants are exercisable, we have the right to require that each of the holders exercise up to one-third of the warrants held by them, subject to certain conditions, and if they do not do so, or only a partial exercise is made, then the rights of the holders to exercise the portions of the warrants that we required be exercised will terminate.

Transferability.  Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing.  There is no public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or other trading system.

Rights as a Stockholder.  Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

PLAN OF DISTRIBUTION

Roth Capital Partners, LLC, which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agent agreement, dated June 29, 2011. The placement agent may engage sub-agents or selected dealers to assist in the placement of the units.  The placement agent is not purchasing or selling any units offered by this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the units, but has agreed to use its commercially reasonable best efforts to arrange for the sale of all of the units offered hereby. We will enter into subscription agreements directly with investors in connection with this offering and we may not sell the entire amount of units offered pursuant to this prospectus supplement and the accompanying prospectus.  The price per unit has been determined based upon arm’s-length negotiations between the purchasers and us.

The placement agent proposes to arrange for the sale to one or more purchasers of the units offered pursuant to this prospectus supplement and the accompanying prospectus through direct subscription agreements between the purchasers and us.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to 4.8% of the gross proceeds in this offering.

We have also agreed to pay each of Maxim Group LLC, Griffin Securities, Inc. and LifeTech Capital, a division of Aurora Capital LLC, a financial advisory fee of $0.4% of the gross proceeds in this offering for their services to us as financial advisors.

The following table shows the per unit and total placement agent and financial advisor fees we will pay to the placement agent and financial advisors in connection with the sale of the units offered pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the units offered hereby:

	Per Unit	Total
Placement Agent Fees	$0.05328	$247,788
Financial Advisor Fees	$0.01332	$61,947
Total	$0.0666	$309,735

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. We have also agreed to reimburse the placement agent for its out-of-pocket expenses in an aggregate amount not to exceed $40,000.

Our obligation to issue and sell units to the purchasers is subject to the conditions set forth in the subscription agreements, which may be waived by us at our discretion. A purchaser’s obligation to purchase units is subject to the conditions set forth in his or her subscription agreement as well, which may also be waived.

We currently anticipate that the sale of the units will be completed on or about July 5, 2011. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fee and the financial advisory fees, will be approximately $150,000, which includes legal and printing costs, various other fees and reimbursement of the placement agent’s expenses. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the investors. We will mail warrants directly to the investors at the respective addresses set forth in their subscription agreements with us.

Indemnification

We have agreed to indemnify the placement agent against liabilities under the Securities Act of 1933, as amended. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Lock-up Agreements

We and certain of our officers and directors have agreed, subject to certain exceptions, for a period of 30 days after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any common shares or any securities convertible into or exchangeable for our common shares either owned as of the date hereof or thereafter acquired at an effective price less than the public offering price of the units without the prior written consent of the placement agent.  This 30-day period may be extended if (1) during the last 17 days of the 30-day period, we issue an earnings release or material news or a material event regarding us occurs or (2) prior to the expiration of the 30-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 30-day period, then the period of such extension will be 18-days, beginning on the issuance of the earnings release or the occurrence of the material news or material event.  If after any announcement described in clause (2) of the preceding sentence, we announce that we will not release earnings results during the 16-day period, the lock-up period shall expire the later of the expiration of the 30-day period and the end of any extension of such period made pursuant to clause (1) of the preceding sentence.  The placement agent may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by an affiliate.  Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement and subscription agreements. A copy of the placement agent agreement and the form of subscription agreement with the investors are included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page 28 of the accompanying prospectus.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the units sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of units by the placement agent acting as a principal. Under these rules and regulations, the placement agent:

•      must not engage in any stabilization activity in connection with our securities; and

•      must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Affiliations

The placement agent and its affiliates may provide various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees.  In the course of their businesses, the placement agent and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and its affiliates may at any time hold long or short positions in such securities or loans.

NOTICE TO INVESTORS

United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)      to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)      by the placement agent to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)      in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall result in a requirement for the publication by the issuer or the placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any security in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The placement agent has represented, warranted and agreed that:

(a)      it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of our securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)      it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our securities in, from or otherwise involving the United Kingdom.

European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that the placement agent may, with effect from and including the Relative Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

•      to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•      to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than 43,000,000 euros; and (3) an annual net turnover of more than 50,000,000 euros, as shown in the last annual or consolidated accounts; or

•      in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the units are “securities.”

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Cooley llp, Palo Alto, California.  The placement agent is being represented in connection with this offering by Lowenstein Sandler PC, Roseland, New Jersey.

EXPERTS

Odenberg, Ullakko, Muranishi & Co. LLP, independent registered public accounting firm, has audited our consolidated balance sheet as of December 31, 2010 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended, and for the period from July 1, 2002 (inception) to December 31, 2010, included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part. Our financial statements are incorporated by reference in reliance on Odenberg, Ullakko, Muranishi & Co. LLP’s report, given on their authority as experts in accounting and auditing.

Davidson & Company LLP, independent registered public accounting firm, has audited our consolidated balance sheet as of December 31, 2009 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2009 and 2008 and for the period from July 1, 2002 (date of development stage inception) to December 31 2009, included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part. Our financial statements are incorporated by reference in reliance on Davidson & Company LLP’s report, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, DC 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and information that we file subsequently with the SEC will automatically update this prospectus supplement.  We incorporate by reference the documents listed below, and any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the time that we sell all the securities offered by this prospectus supplement (other than current reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 10, 2011;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, as filed with the SEC on May 16, 2011;

•	Our Current Reports on Form 8-K filed February 25, 2011, June 13, 2011, June 17, 2011 and June 29, 2011;

•	Our definitive proxy statement relating to our 2011 annual meeting of stockholders, which was filed on April 25, 2011, and definitive additional materials related thereto filed May 20, 2011; and

•	The description of our common stock on Form 8-A filed with the SEC on August 29, 2007, as updated by our Form 8-K filed with the SEC on June 29, 2010.

In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus supplement or the accompanying prospectus or into such documents). Such requests may be directed to:

NovaBay Pharmaceuticals, Inc.
5980 Horton Street, Suite 550
Emeryville, CA  94608
(510) 899-8800
Attn:  Secretary

In accordance with Section 412 of the Exchange Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LAWS VIOLATIONS

         Our amended and restated certificate of incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporations Law, provided that they acted in good faith and that they reasoned their conduct or action was in, or not opposed to, the best interest of our company. Our amended and restated bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporations Law. Further, we maintain officer and director liability insurance.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling the registrant pursuant to the provisions described in Item 15 of the registration statement or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Prospectus
$20,000,000

Common Stock	Preferred Stock
Debt Securities	Warrants
Units

From time to time, we may offer up to $20,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully before buying any of the securities being offered.

Our common stock is traded on the NYSE Amex under the symbol “NBY.”   As of July 31, 2009, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $37,221,724 based on 21,975,097 shares of outstanding common stock, of which approximately 17,890,060 shares are held by non-affiliates, and a per share price of $2.08 based on the closing sale price of our common stock on July 31, 2009.  As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our common stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 10, 2009.

Table of Contents
Page
ABOUT THIS PROSPECTUS	2
PROSPECTUS SUMMARY	3
RISK FACTORS	6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	7
RATIO OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	7
THE SECURITIES WE MAY OFFER	7
DESCRIPTION OF CAPITAL STOCK	10
DESCRIPTION OF DEBT SECURITIES	15
DESCRIPTION OF WARRANTS	20
DESCRIPTION OF UNITS	21
LEGAL OWNERSHIP OF SECURITIES	22
PLAN OF DISTRIBUTION	25
LEGAL MATTERS	27
EXPERTS	27
WHERE YOU CAN FIND MORE INFORMATION	28
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS	29

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration statement, we may, from time to time, sell any combination of the securities referred to herein in one or more offerings for total gross proceeds of up to $20,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with applicable prospectus supplements and any related free writing prospectuses, includes all material information relating to these offerings. The prospectus supplement may add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the offered securities. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. Before making an investment decision, it is important for you to read and consider the information contained in this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offered securities. We also may authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with applicable prospectus supplements and any related free writing prospectuses, includes all material information relating to these offerings. We also may add, update or change, in the prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you, any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospectus may have changed since those dates. In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.

This prospectus contains and incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information appearing or incorporated by reference in this prospectus, including the “Risk Factors” and our financial statements and related notes included or incorporated by reference elsewhere in this prospectus, before deciding whether to purchase any of our securities. Unless the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” and “NovaBay” refer to NovaBay Pharmaceuticals, Inc. and its subsidiaries.

Our Company

We are a mid-stage biopharmaceutical company developing first-in-class, novel, and synthetic anti-infective product candidates to treat and prevent a wide range of infections, without developing resistance, in hospital and non-hospital environments. Many of these infections are increasingly difficult to treat because of the rapid and growing rise in drug resistance.  Our proprietary Aganocide(R) compounds are synthetic forms of N-chlorinated antimicrobial molecules, which are highly effective and rapidly-acting anti-infective molecules produced by white blood cells when defending the body against invading pathogens.  We have specifically designed our Aganocide class of compounds to mimic the human body’s natural defense against infection.  Importantly, this new class of highly differentiated compounds may deliver the same or better efficacy as currently used antibiotics, but without contributing to the growing, global epidemic of drug-resistant bacteria.  In preclinical testing, our Aganocide compounds have demonstrated the ability to destroy all bacteria against which they have been tested. We believe that our Aganocide compounds could form a platform on which to create a variety of products to address differing needs in the treatment and prevention of bacterial, viral and fungal infections.

We have developed a two-pronged development strategy to maximize the clinical and commercial potential of our Aganocide compounds. Our goal is to advance our product candidates to confirmatory Phase II proof of concept trials, after which we will evaluate further advancing each program on our own or entering a co-development collaboration with a proven market leader to benefit from their expertise and proven capabilities, as well as to defray costs, while retaining participation in long-term commercial economics.  We believe that this strategy is appropriate because of the significant breadth of product opportunities that can be developed from our technology base.  In many instances, we believe we can build upon the safety data generated in one indication to accelerate early development of other indications. We are also learning from our own and our partners’ experience in developing appropriate dosing and usage of our compounds.  The more development programs that are undertaken by our partners and by ourselves, the greater the synergy in our activities.

 Eye, Ear, Sinus and Contact Lens Solution

In August 2006, we entered into a collaboration and license agreement with Alcon Manufacturing Ltd. (“Alcon”), an affiliate of Alcon, Inc., that provides Alcon with the exclusive rights to develop, manufacture and commercialize products incorporating our Aganocide compounds for the treatment of eye, ear and sinus infections as well as for use in contact lens solutions. Under the terms of the agreement, Alcon agreed to pay an up-front, non-refundable, non-creditable technology access fee of $10.0 million upon the effective date of the agreement. In addition to the technology access fee, we are entitled to receive semi-annual payments from Alcon to support on-going research and development activities over the four year funding term of the agreement. The research and development support payments include amounts to fund a specified number of personnel engaged in collaboration activities and to reimburse for qualified equipment, materials and contract study costs. As product candidates are developed and proceed through clinical trials and approval, we will receive milestone payments. If the products are commercialized, we will also receive royalties on any sales of products containing the Aganocide compounds.  From the inception of the agreement to March 31, 2009, we have received $20.4 million from Alcon including the technology access fee, the payments for personnel engaged in collaboration activities, the reimbursement for shared costs and contributions towards the purchase of capital equipment.

We recently announced that Alcon has entered a human clinical trial for the treatment of viral conjunctivitis, a very common and highly contagious condition for which we believe there are currently no approved treatment options.

Dermatology

We are focused on developing products that will potentially eliminate the need to use antibiotic-based products in the dermatology market. In laboratory testing, we have shown that our lead Aganocide compound NVC-422 kills   P. acne  , the bacterium responsible for the infection in inflamed acne breakouts, and other dermal bacteria. We have been in advanced preclinical development of a variety of formulations for use in the treatment of skin infections. These studies have confirmed the ability to deliver NVC-422 in therapeutic formulations, suitable for use in skin conditions.  We are currently in advanced planning stages to bring these formulations into proof of concept clinical development for the treatment of impetigo in order to enhance their value as we explore partnering opportunities.  Impetigo is a highly contagious bacterial skin infection and one of the most common skin diseases among children.  It is becoming more serious because it is increasingly being caused by MRSA (methacillin resistant   Staph. aureus  ).  Even recently approved drugs like GSK’s Altabax(R) have not been shown to be clinically efficacious against MRSA.

On March 25, 2009, we announced that we entered into an agreement with Galderma S.A. to develop and commercialize our Aganocide(R) compounds, which covers acne and impetigo and potentially other major dermatological conditions, excluding onychomycosis (nail fungus) and orphan drug indications. The agreement is exclusive and worldwide in scope, with the exception of Asian markets, where we have commercialization rights, and North America, where we have the option to exercise co-promotion rights. Galderma will be responsible for the development costs of the acne and other indications, except in Japan, in which Galderma has the option to request that we share such development costs, and for the ongoing development program for impetigo, upon the achievement of a specified milestone. Galderma will also reimburse NovaBay for the use of its personnel in support of the collaboration. NovaBay retains the right to co-market products resulting from the agreement in Japan. In addition, NovaBay has retained all rights in other Asian markets outside Japan, and has the right to co-promote the products developed under the agreement in the hospital and other healthcare institutions in North America.

Galderma will pay to Novabay certain upfront fees, ongoing fees, reimbursements, and milestone payments related to achieving development and commercialization of its Aganocide(R) compounds.  If products are commercialized under this agreement, then NovaBay's royalties will escalate as sales increase.  Upon the termination of the agreement under certain circumstances, Galderma will grant NovaBay certain technology licenses which would require NovaBay to make royalty payments to Galderma for such licenses with royalty rates in the low- to mid-single digits.

General

To date, we have generated no revenue from product sales, and we have financed our operations and internal growth primarily through the sale of our capital stock, and the technology access fee from Alcon and, beginning in 2009, from the upfront fee from Galderma. We are a development stage company and have incurred significant losses since commencement of our operations in July 2002, as we have devoted substantially all of our resources to research and development. As of March 31, 2009, we had an accumulated deficit of $26.9 million. Our accumulated deficit resulted from research and development expenses and general and administrative expenses. We expect to continue to incur net losses over the next several years as we continue our clinical and research and development activities and as we apply for patents and regulatory approvals.

We were incorporated under the laws of the State of California on January 19, 2000 as NovaCal Pharmaceuticals, Inc. We had no operations until July 1, 2002, on which date we acquired all of the operating assets of NovaCal Pharmaceuticals, LLC, a California limited liability company. In February 2007, we changed our name from NovaCal Pharmaceuticals, Inc. to NovaBay Pharmaceuticals, Inc. In August 2007, we formed two subsidiaries—NovaBay Pharmaceuticals Canada, Inc., a wholly-owned subsidiary incorporated under the laws of British Columbia (Canada), which may conduct research and development in Canada, and DermaBay, Inc., a wholly-owned U.S. subsidiary, which will explore and pursue dermatological opportunities. We currently operate in one business segment.

Our principal executive offices are located at 5980 Horton Street, Suite 550, Emeryville, California 94608, and our telephone number is (510) 899-8800. NovaBay(TM), Aganocide(R), AgaNase(TM) and NeutroPhase(TM) are our trademarks. All other trademarks and trade names appearing in this prospectus are the property of their respective owners.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, with a total value of up to $20,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	conversion prices, if any;

•	voting or other rights, if any; and

•	important United States federal income tax considerations.

Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividends

Our earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends in each of the years in the years ended December 31, 2004, 2005, 2006, 2007 and 2008 and in the three months ended March 31, 2009. Accordingly, the following table sets forth the deficiency of earnings to cover fixed charges and the deficiency of earnings to cover combined fixed charges and preferred stock dividends for each of the foregoing periods. Because of the deficiency, ratio information is not applicable. Amounts shown are in thousands.

	Year Ended December 31,					Three Months Ended March 31,
	2004	2005	2006	2007	2008	2009
	(in thousands)
Earnings
Ratio of earnings to fixed charges	-	-	-	-	-	-
Deficiency of earnings available to cover fixed charges	$(2,804)	$(3,463)	$(5,286)	$(5,388)	$(8,112)	$(318)

For purposes of computing the deficiency of earnings to cover fixed charges and combined fixed charges and preferred stock dividends, “earnings” consist of loss from operations before income taxes and fixed charges. “Fixed charges” consist of interest expense and the portion of operating lease expense that represents interest.

We have registered the NovaBay Pharma and Design trademark  in the United States, the NovaBay trademark in the European Community, Israel, Mexico, and Australia, the NeutroPhase trademark in Australia, the European Community, Ireland and the United Kingdom, the Aganocide trademark in the United States, the European Community and Japan, and the AgaNase trademark in Australia, the European Community, Israel, Japan, Mexico, South Korea, and Taiwan, and have applications for these same trademarks pending in a number of other foreign countries. We have allowed trademark applications in the United States for Agaderm, AgaNase, NeutroPhase, and NovaBay.

RISK FACTORS

Investing in our common stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements include but are not limited to statements regarding our product candidates, market opportunities, competition, strategies, anticipated trends and challenges in our business and the markets in which we operate, and anticipated expenses and capital requirements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. We discuss some of these risks in this registration statement in greater detail under the heading “Risk Factors” and elsewhere in this prospectus and the documents we reference in this prospectus.  Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement completely and with the understanding that our actual future results may be materially different from what we expect. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for research and development and general corporate purposes. We also may use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, as well as for capital expenditures. The amounts and timing of the expenditures will depend on numerous factors, such as the timing and progress of our clinical trials and research and development efforts, technological advances and the competitive environment for our product candidates. Pending these uses, we expect to invest the net proceeds in short-term, investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends in each of the years in the years ended December 31, 2004, 2005, 2006, 2007 and 2008 and in the three months ended March 31, 2009. Accordingly, the following table sets forth the deficiency of earnings to cover fixed charges and the deficiency of earnings to cover combined fixed charges and preferred stock dividends for each of the foregoing periods. Because of the deficiency, ratio information is not applicable. Amounts shown are in thousands.

	Year Ended December 31,					Three Months Ended March 31,
	2004	2005	2006	2007	2008	2009
	(in thousands)
Earnings
Ratio of earnings to fixed charges	-	-	-	-	-	-
Deficiency of earnings available to cover fixed charges	$(2,804)	$(3,463)	$(5,286)	$(5,388)	$(8,112)	$(318)

For purposes of computing the deficiency of earnings to cover fixed charges and combined fixed charges and preferred stock dividends, “earnings” consist of loss from operations before income taxes and fixed charges. “Fixed charges” consist of interest expense and the portion of operating lease expense that represents interest.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, with a total value of up to $20,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Subject to preferences that may be applicable to any then outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by shareholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of determination relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of determination that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of determination that contains the terms of the applicable series of preferred stock.

Debt Securities. We may offer debt securities from time to time, in one or more series, as either debt or as convertible debt. The debt securities will rank equally with any other unsecured and unsubordinated debt. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreements with a warrant agent. Each warrant agent will be a bank or trust company that we select. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

Previous Offering

We had previously commenced the process of seeking to conduct a private placement of our common stock in the amount of approximately $10 million, which we formally terminated on June 4, 2009.  No securities were sold, and all offers to buy or indications of interest given in the private offering were rejected or otherwise not accepted.  This prospectus and any prospectus supplement supersedes any offering materials used in the private placement.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 65,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. As of July 31, 2009, there were 21,975,097 shares of our common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our articles of incorporation and bylaws and the applicable provisions of the California Corporations Code. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our articles of incorporation, bylaws and the California Corporations Code. For information on how to obtain copies of our articles of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part, see “Where You Can Find Additional Information.”

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. The affirmative vote of the holders of a majority of the shares of common stock entitled to vote on a matter is required to approve the matter (except when a different vote is required by law, NYSE Amex rules, our articles of incorporation or our bylaws), and directors are elected by plurality vote. Subject to preferences that may be applicable to any then outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of NovaBay, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock that may be issued under this prospectus will be, fully paid and nonassessable.

The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority, without further action by the shareholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by shareholders. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of NovaBay.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of determination relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of determination that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

☐	the title and stated value;

☐	the number of shares we are offering;

☐	the liquidation preference per share;

☐	the purchase price;

☐	the dividend rate, period and payment date and method of calculation for dividends;

☐	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

☐	the procedures for any auction and remarketing, if any;

☐	the provisions for a sinking fund, if any;

☐	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

☐	any listing of the preferred stock on any securities exchange or market;

☐	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

☐	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

☐	voting rights, if any, of the preferred stock;

☐	preemptive rights, if any;

☐	restrictions on transfer, sale or other assignment, if any;

☐	whether interests in the preferred stock will be represented by depositary shares;

☐	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

☐	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

☐
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

☐	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable.

The Corporations Code of the State of California, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of determination.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Anti-Takeover Provisions

California Law. We are subject to the provisions of Section 1203 of the California Corporations Code, which includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of NovaBay. First, if an “interested person” makes an offer to purchase the shares of some or all of our existing shareholders, we must obtain an affirmative opinion in writing as to the fairness of the offering price prior to completing the transaction. California law considers a person to be an “interested person” if the person directly or indirectly controls our company, if the person is directly or indirectly controlled by one of our officers or directors, or if the person is an entity in which one of our officers or directors holds a material financial interest. If, after receiving an offer from such an “interested person”, we receive a subsequent offer from a neutral third party, then we must notify our shareholders of this offer and afford each of them the opportunity to withdraw their consent to the “interested person” offer. Section 1203 and other provisions of the California Corporations Code could make it more difficult for a third party to acquire a majority of our outstanding voting stock by discouraging a hostile bid, or delaying, preventing or deterring a merger, acquisition or tender offer in which our shareholders could receive a premium for their shares, or effect a proxy contest for control of NovaBay or other changes in our management.

We are also subject to other provisions of the California Corporations Code, which include voting requirements that may also have the effect of deterring hostile takeovers, disposing of our assets or delaying or preventing changes in control or management of NovaBay. Under Section 1101, if a single entity or constituent corporation owns more than 50% but less than 90% of the outstanding shares of any class of our capital stock and attempts to merge our company into itself or other constituent corporation, our non-redeemable securities may only be exchanged for non-redeemable securities of the surviving entity unless all of our shareholders consent to the transaction or the terms of the transaction are approved and determined fair by the California Commissioner of Corporations. Likewise, Section 1001(d) of the California Corporations Code imposes similar restrictions on the disposition of NovaBay’s assets to affiliated entities. Under Section 1001(d), any proposed sale or disposition of all or substantially all of our assets to any other corporation that we are controlled by or under common control with must be consented to by our shareholders holding at least 90% of the outstanding shares of our capital stock or approved and determined fair by the California Commissioner of Corporations. Sections 1101 and 1001 could make it significantly more difficult for a third-party to acquire control of our company by preventing a possible acquirer from cashing out minority shareholders or selling substantially all of our assets to a related party and therefore could discourage a hostile bid, or delay, prevent or deter entirely a merger, acquisition or tender offer in which our shareholders could receive a premium for their shares, or effect a proxy contest for control of NovaBay or other changes in our management.

Amended and Restated Articles of Incorporation and Amended and Restated Bylaws. Provisions of our amended and restated articles of incorporation and amended and restated bylaws may also make it more difficult to acquire control of us. These provisions could deprive shareholders of the opportunity to realize a premium on the shares of common stock owned by them. In addition, these provisions may adversely affect the prevailing market price of the stock and are intended to:

☐	enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors;

☐	discourage transactions which may involve an actual or threatened change in control of NovaBay;

☐	discourage tactics that may be used in proxy fights;

☐	encourage persons seeking to acquire control of us to consult first with the board of directors to negotiate the terms of any proposed business combination or offer; and

☐	reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or that is otherwise unfair to our shareholders.

Classified Board of Directors; Removal; Filling Vacancies and Amendment. Our amended and restated articles of incorporation provide for the board of directors to be divided into three classes of directors serving staggered, three-year terms. The classification of the board of directors has the effect of requiring at least two annual shareholder meetings, instead of one, to replace a majority of the members of the board of directors. Subject to the rights of the holders of any outstanding series of preferred stock, the amended and restated articles of incorporation and the amended and restated bylaws authorize the board of directors to fill vacancies, including newly created directorships and those resulting from removal by a vote of the shareholders. Accordingly, this provision could prevent a shareholder from obtaining majority representation on the board of  directors by enlarging the board of directors and filling the new directorships with its own nominees.

Special Shareholder Meetings. Our amended and restated bylaws provide that special meetings of shareholders for any purpose or purposes may only be called by the chairman of the board, the president, a majority of our board of directors or by shareholders holding in the aggregate no less than 10% of our common stock. Special meetings called by a shareholder are subject to certain advance notice and information content requirements. A special meeting of the shareholders may not be held absent a written request complying with these advance notice requirements and containing the specified informational content. The request shall state the purpose or purposes of the proposed meeting. This limitation on the right of shareholders to call a special meeting could make it more difficult for shareholders to initiate actions that are opposed by the board of directors. These actions could include the removal of an incumbent director or the election of a shareholder nominee as a director. They could also include the implementation of a rule requiring shareholder ratification of specific defensive strategies that have been adopted by the board of directors with respect to unsolicited takeover bids. In addition, the limited ability of the shareholders to call a special meeting of shareholders may make it more difficult to change the existing board of directors and management.

Written Consent; Special Meetings of Shareholders. The amended and restated bylaws prohibit the taking of shareholder action by written consent without a meeting unless such action has been previously approved by the board of directors. These provisions will make it more difficult for shareholders to take action opposed by the board of directors.

Amendment of Provisions in Our Amended and Restated Articles of Incorporation. Our amended and restated articles of incorporation generally require the affirmative vote of the holders of at least two-thirds of the outstanding voting stock in order to amend any provisions of the amended and restated articles of incorporation concerning enlarging or reducing the authorized number of directors, fixing the exact number of directors or altering the classification of our board of directors.

These voting requirements make it more difficult for minority shareholders to make changes in the amended and restated articles of incorporation that could be designed to facilitate the exercise of control over us.

Amendment of Provisions in Our Amended and Restated Bylaws. Our amended and restated bylaws generally require the affirmative vote of the holders of at least two-thirds of the outstanding voting stock in order to amend any provisions of the amended and restated bylaws concerning:

☐	the removal or appointment of directors;

☐	the authority of shareholders to act by written consent;

☐	procedure and content of shareholder proposals concerning business to be conducted at a meeting of shareholders;

☐	director nominations by shareholders; and

☐	enlarging or reducing the authorized number of directors or fixing the exact number of directors.

These voting requirements make it more difficult for minority shareholders to make changes in the amended and restated bylaws that could be designed to facilitate the exercise of control over us.

Indemnification of Directors and Executive Officers and Limitation of Liability

Section 317 of the California Corporations Code authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers who are, or are threatened to be made, parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the California Corporations Code provides that this limitation on liability has no effect on a director’s liability (a) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (b) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (c) for any transaction from which a director derived an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (f) under Section 310 of the law (concerning contracts or transactions between the corporation and a director), or (g) under Section 316 of the law (directors’ liability for improper dividends, loans and guarantees). Section 317 does not extend to acts or omissions of a director in his capacity as an officer. Furthermore, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to our shareholders for any violation of a director’s fiduciary duty to us or our shareholders. Although the validity and scope of the legislation underlying Section 317 has not yet been interpreted to any significant extent by the California courts, Section 317 may relieve directors of monetary liability to us for grossly negligent conduct, including conduct in situations involving attempted takeovers of our company.

In accordance with Section 317, our amended and restated articles of incorporation eliminate the liability of each of our directors for monetary damages to the fullest extent permissible under California law. Our amended and restated articles of incorporation further authorize us to provide indemnification to our agents (including our officers and directors), subject to the limitations set forth above. Our amended and restated bylaws further provide for indemnification of our officers and directors to the maximum extent permitted by California law, and also permit the indemnification of other corporate agents to the maximum extent permitted by California law at the discretion of our board of directors. Additionally, we maintain insurance policies which insure our officers and directors against certain liabilities.

We have entered into agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in the amended and restated bylaws. These agreements, among other things, indemnify our directors and some of our officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of NovaBay or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at our request.

Lastly, the foregoing summaries are necessarily subject to the complete text of the California Corporations Code, our amended and restated articles of incorporation, our amended and restated bylaws and the agreements referred to above and are qualified in their entirety by reference thereto.

Transfer Agent

Computershare Shareholder Services, Inc., located in Providence, Rhode Island, Providence County, is the transfer agent and registrar for our common stock in the United States and Computershare Investor Services, Inc., located in Toronto, Ontario, Canada, is the co-transfer agent and registrar for our common stock in Canada.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectuses that we may authorize to be provided to you, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. We have filed a proposed form of this document as an exhibit to the registration statement of which this prospectus is a part, and the final form of these documents will be as negotiated with the trustee under the indenture.

The indenture will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to the trustee under the indenture.

The following summaries of material provisions of the debt securities and the indenture are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the indenture that contains the terms of the debt securities.

General

We will describe in the applicable prospectus supplement any or all of the following terms relating to a series of debt securities, as required:

☐	the title;

☐	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

☐	any limit on the amount that may be issued;

☐	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

☐	the maturity date;

☐
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

☐
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

☐	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

☐	the place where payments will be payable;

☐	restrictions on transfer, sale or other assignment, if any;

☐	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

☐
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

☐
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

☐	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

☐	incur additional indebtedness;

☐	issue additional securities;

☐	create liens;

☐	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

☐	redeem capital stock;

☐	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

☐	make investments or other restricted payments;

☐	sell or otherwise dispose of assets;

☐	enter into sale-leaseback transactions;

☐	engage in transactions with shareholders and affiliates;

☐	issue or sell stock of our subsidiaries; or

☐	effect a consolidation or merger;

☐	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

☐	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

☐	information describing any book-entry features;

☐	provisions for a sinking fund purchase or other analogous fund, if any;

☐	the applicability of the provisions in the indenture on discharge;

☐
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

☐	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

☐	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

☐
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The proposed form of indenture filed as an exhibit to the registration statement of which this prospectus is a part does not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets, and we anticipate that the final form of indenture will not contain any such covenant. However, under the proposed form of indenture, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indenture with respect to any series of debt securities that we may issue:

☐	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

☐	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

☐
if we fail to observe or perform any other covenant contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

☐	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

☐	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

☐
subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

☐	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

☐
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

☐
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

☐	to fix any ambiguity, defect or inconsistency in the indenture;

☐	to comply with the provisions described above under “Consolidation, Merger or Sale;”

☐	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

☐
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

☐
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

☐	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

☐	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

☐
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

☐	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

☐	extending the fixed maturity of the series of debt securities;

☐	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

☐	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

☐	register the transfer or exchange of debt securities of the series;

☐	replace stolen, lost or mutilated debt securities of the series;

☐	maintain paying agencies;

☐	hold monies for payment in trust;

☐	recover excess money held by the debenture trustee;

☐	compensate and indemnify the debenture trustee; and

☐	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

☐
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

☐	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We have filed proposed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

☐	the offering price and aggregate number of warrants offered;

☐	the currency for which the warrants may be purchased;

☐	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

☐	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

☐
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

☐
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

☐	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

☐	the terms of any rights to redeem or call the warrants;

☐	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

☐	the dates on which the right to exercise the warrants will commence and expire;

☐	the manner in which the warrant agreements and warrants may be modified;

☐	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

☐	the terms of the securities issuable upon exercise of the warrants; and

☐	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

☐
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

☐
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

☐	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

☐	any provisions of the governing unit agreement that differ from those described below; and

☐	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities” below.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

☐	how it handles securities payments and notices;

☐	whether it imposes fees or charges;

☐	how it would handle a request for the holders’ consent, if ever required;

☐	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

☐	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

☐	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, Computershare Shareholder Services, Inc. and Computershare Investor Services, Inc. will be co-depositaries for all securities issued in book-entry form in the Unites States and Canada, respectively.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

☐
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

☐
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

☐	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

☐
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

☐
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

☐
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

☐
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

☐
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

☐	if we notify any applicable trustee that we wish to terminate that global security; or

☐	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

Pursuant to General Instruction I.B.6 of Form S-3, we are permitted to utilize the registration statement of which this prospectus forms a part to sell a maximum amount of securities equal to one-third (33.33%) of the aggregate market value of our outstanding, publicly held voting and non-voting common equity in any 12 month period. We may, from time to time, offer the securities registered hereby up to this maximum amount.

We may sell the securities offered through this prospectus: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

☐	the terms of the offering;

☐	the names of any underwriters or agents;

☐	the name or names of any managing underwriter or underwriters;

☐	the purchase price of the securities;

☐	the net proceeds from the sale of the securities;

☐	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

☐	any delayed delivery arrangements;

☐	any initial public offering price;

☐	any discounts or concessions allowed or reallowed or paid to dealers; and

☐	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley Godward Kronish  LLP .

EXPERTS

We consent to the reference to Davidson & Company LLP under the caption “Experts” in the Company’s Registration Statement on Form S-3 (the “Registration Statement”) and the incorporation by reference in this Registration Statement of our report dated March 24, 2009, relating to the consolidated balance sheets of NovaBay Pharmaceuticals, Inc. and its subsidiaries (the “Company”) as at December 31, 2008 and 2007, and the related statements of operations, cash flows and stockholders’ equity for the years ended December 31, 2008, 2007 and 2006 and for the period from July 1, 2002 (date of development stage inception) to December 31, 2008 appearing in the Company’s Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on March 31, 2009.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, DC 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We ‘‘incorporate by reference’’ into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus.

 We incorporate by reference the documents listed below and any documents that we file in the future with the SEC under Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K):

☐	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on March 31, 2009 and as amended on Form 10-K/A as filed with the SEC on August 4, 2009.

☐	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, as filed with the SEC on May 15, 2009 and as amended on Form 10-Q/A as filed with the SEC on August 4, 2009.

☐	Our Current Reports on Form 8-K filed with the SEC January 7, 2009, January 14, 2009, January 20, 2009, March 25, 2009 and August 3, 2009.

☐	A description of our common stock on Form 8-A filed with the SEC on August 29, 2007.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

NovaBay Pharmaceuticals, Inc.

5980 Horton Street, Suite 550
Emeryville, CA  94608
(510) 899-8800
Attn:  Secretary

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES LAW VIOLATIONS

Our amended and restated articles of incorporation provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the California Corporations Code, provided that they acted in good faith and that they reasoned their conduct or action was in, or not opposed to, the best interest of our company. Our amended and restated bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the California Corporations Code. Further, we maintain officer and director liability insurance. However, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, broker, salesperson or any other person to provide you with information or to make any representations different from those contained in this prospectus or incorporated herein by reference. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$20,000,000

Common Stock	Preferred Stock
Debt Securities	Warrants
Units

PROSPECTUS

The date of this prospectus is August 10, 2009